UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2024

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41886	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard
Savannah, Georgia 31408

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (912) 236-1561

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	CTRN	Nasdaq Stock Market
Preferred Stock Purchase Rights		Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The Cooperation Agreement

On February 28, 2024 (the “Effective Date”), Citi Trends, Inc., a Delaware corporation (the “Company”), entered into a Cooperation Agreement (the “Cooperation Agreement”) with Fund 1 Investments, LLC, a Delaware limited liability company (the “Investor”).

Pursuant to the Cooperation Agreement, the Company has agreed to (i) appoint each of David Heath, Charles Liu and Michael Kvitko as an observer to the Company’s Board of Directors (the “Board”) to serve as such until the conclusion of the 2024 annual meeting of stockholders (the “2024 Annual Meeting”); (ii) nominate each of Messrs. Heath, Liu and Kvitko (following such nominations, collectively, the “New Directors”) for election to the Board at the 2024 Annual Meeting; and (iii) accept the retirement, effective as of the conclusion of the 2024 Annual Meeting, of three incumbent directors. Following the successful election of the New Directors to the Board at the 2024 Annual Meeting, the Board shall appoint Mr. Heath to the Compensation Committee of the Board and the Nominating and Corporate Governance Committee of the Board and Messrs. Liu and Kvitko to the Finance Committee of the Board. From the Effective Date to the Termination Date (as defined below) (the “Standstill Period”), if the Investor satisfies the Minimum Ownership Threshold (as defined in the Cooperation Agreement), the Investor will have replacement rights with respect to the New Directors, which will be subject to the Board’s approval (not to be unreasonably withheld, conditioned or delayed).

During the Standstill Period, the Investor has agreed to vote all Voting Securities (as defined in the Cooperation Agreement) beneficially owned by it or its affiliates at the 2024 Annual Meeting in accordance with the Board’s recommendations with respect to any and all proposals, except that the Investor (i) shall be permitted to vote in accordance with the recommendation of Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co. LLC (“Glass Lewis”) if ISS and Glass Lewis issue a voting recommendation that differs from the Board’s recommendation with respect to any proposal (other than as related to the election, removal or replacement of directors) and (ii) may vote in its discretion on any proposal of the Company in respect of any Extraordinary Transactions (as defined in the Cooperation Agreement).

The Investor has further agreed that for so long as it owns Excess Shares (as defined in the Cooperation Agreement), the Investor will vote such Excess Shares in accordance with the Board’s recommendations with respect to any and all proposals presented at each annual or special meeting of stockholder following the conclusion of the 2024 Annual Meeting, except that the Investor may vote the Excess Shares it its discretion on any proposal of the Company in respect of any Extraordinary Transactions.

The Investor has also agreed to certain customary standstill provisions prohibiting it from, among other things, (i) soliciting proxies; (ii) advising or knowingly encouraging any person with respect to the voting or disposition of any securities of the Company, subject to limited exceptions; (iii) making public announcements regarding certain transactions involving the Company; and (iv) taking actions to change or influence the Board, management or the direction of certain Company matters; in each case as further described in the Cooperation Agreement. Until the Termination Date, the Company and Investor have also agreed to certain mutual non-disparagement provisions.

In connection with the Cooperation Agreement, the Board has determined that each of the Investor and its affiliates (including, but not limited to, any private investment vehicle managed by the Investor) is an “Exempt Person” under the Rights Agreement (as defined and described below) and shall not constitute an “Acquiring Person” for so long as the Investor and its affiliates do not beneficially own, in the aggregate, in excess of 30% of the then-outstanding shares of the Company’s common stock, par value $0.01 (the “Common Stock”) and (ii) otherwise comply with the terms of the Cooperation Agreement. Additionally, the Investor has agreed that it shall never acquire or seek to acquire ownership (including, but not limited to, beneficial ownership) of, among other things, any securities of the Company such that after giving effect to such Acquisition (as defined in the Cooperation Agreement), the Investor and/or any of its affiliates or controlled associates directly or indirectly beneficially owns or has economic exposure in excess of 30% of the then-outstanding shares of Common Stock.

The Cooperation Agreement will terminate on the date that is the earlier of (i) 30 days prior to the opening of the window for the submission of stockholder director nominations for the Company’s 2025 annual meeting of stockholders and (ii) 150 days prior to the one-year anniversary of the 2024 Annual Meeting (the earlier of (i) and (ii), the “Termination Date”). The Company has agreed to reimburse the reasonable and documented expenses incurred by the Investor in connection with the Cooperation Agreement, which shall not exceed $150,000.

Concurrently with the execution of the Cooperation Agreement, a private investment vehicle managed by the Investor irrevocably withdrew its demand to inspect certain books and records of the Company pursuant to Section 220 of the General Corporation Law of the State of Delaware and any and all related materials and notices submitted to the Company in connection therewith or related thereto.

The foregoing description of the Cooperation Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full terms and conditions of the Cooperation Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Amendment to the Stockholder Protection Rights Agreement

In connection with the Cooperation Agreement, on February 28, 2024, the Company and Equiniti Trust Company, LLC (the “Rights Agent”) entered into the Amendment to the Stockholder Protection Rights Agreement, dated as of February 28, 2024 (the “Amendment”), which amended the Stockholder Protection Rights Agreement, dated as of December 6, 2023, by and between the Company and the Rights Agent (as amended, the “Rights Agreement”).

The Amendment amends the definition of an “Exempt Person” so that an “Exempt Person” shall mean (i) the Company or any subsidiary of the Company, in each case including, without limitation, in its fiduciary capacity, or any employee benefit plan of the Company or of any subsidiary of the Company, or any entity or trustee holding (or acting in a fiduciary capacity in respect of) Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any subsidiary of the Company and (ii) any person determined by the Board to be an “Exempt Person” (including, without limitation, in accordance with the requirements set forth in Section 5.20 of the Rights Agreement) for so long as such person complies with any limitations or conditions required by the Board in connection with the Board making such determination.

The Amendment also provides that any person who desires to effect any acquisition or acquisitions of the Common Stock, or other securities of the Company that might, if consummated, result in such person becoming the Beneficial Owner (as defined in the Rights Agreement) of 16% (20% in the case of a Passive Investor (as defined in the Rights Agreement)) or more of the Common Stock then outstanding may request that the Board grant an exemption with respect to such acquisition or acquisitions under the Rights Agreement so that such person would be deemed to be an “Exempt Person” for purposes of the Rights Agreement.

The foregoing description of the Amendment contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full terms and conditions of the Amendment, which is filed with this Current Report on Form 8-K as Exhibit 4.2 and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under “Amendment to the Stockholder Protection Rights Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Three incumbent directors of the Board, Brian Carney, Laurens Goff and Christina Francis, have informed the Board that they will retire from the Board, effective as of the conclusion of the 2024 Annual Meeting. Their retirement is not the result of any disagreement with the Company.

Item 7.01 Regulation FD Disclosure.

On February 29, 2024, the Company issued a press release announcing the entry into the Cooperation Agreement and the plan to nominate the New Directors. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, including the press release, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 7.01, including the press release, shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Stockholder Protection Rights Agreement, dated as of December 6, 2023, between Citi Trends, Inc. and Equiniti Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 of Citi Trends, Inc.’s Current Report on Form 8-K filed December 8, 2023).

4.2	Amendment to the Stockholder Protection Rights Agreement, dated as of February 28, 2024, between Citi Trends, Inc. and Equiniti Trust Company, LLC, as Rights Agent.

10.1	Cooperation Agreement, dated February 28, 2024, by and between Citi Trends, Inc. and Fund 1 Investments, LLC.

99.1	Press Release of Citi Trends, Inc., dated February 29, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITI TRENDS, INC.

Date: February 29, 2024	By:	/s/ Heather Plutino
	Name:	Heather Plutino
	Title:	Chief Financial Officer

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